Exhibit 99.1

SIMMONS FIRST ANNOUNCES FIRST QUARTER EARNINGS

PINE BLUFF, Ark., April 21, 2011 (GLOBE NEWSWIRE) -- Simmons First National Corporation (Nasdaq:SFNC) today announced core net income of $5.2 million for the quarter ended March 31, 2011, an increase of $225,000, or 4.5%, compared to the same period in 2010. Diluted core earnings per share for the quarter ended March 31, 2011 were $0.30, compared to $0.29 for 2010.

Core earnings exclude $115,000 in after-tax merger related expenses associated with the Company's 2010 FDIC-assisted acquisitions. Including the merger related expenses, net income for the first quarter of 2011 was $5.1 million, or $0.29 diluted earnings per share.

"While we are somewhat disappointed with the lack of loan demand throughout our markets, it was expected based on the economy. Considering the challenges of the economy and the negative impact of historically low interest rates on margins, we are pleased with our first quarter earnings performance," commented J. Thomas May, Chairman and CEO.

Total assets were $3.3 billion at March 31, 2011, an increase of 5.6% from $3.1 billion at March 31, 2010.

Loans

Total loans, including those covered by FDIC loss share agreements, were $1.8 billion at March 31, 2011, a decrease of 1.2% from the same period in 2010. "In our legacy portfolio, we experienced a decrease of $231 million, or 12.5%, compared to March 31, 2010. As expected, we saw a $96 million decrease in our student loan portfolio as a result of the irrational decision by the administration and congress to eliminate the private sector from providing student loans. Additionally, like the rest of the industry, we continue to experience weak loan demand as a result of a slow economy. We believe loan demand is likely to remain soft throughout the remainder of 2011, but we are committed and positioned to meet the borrowing needs of our consumer and business customers," commented May. Loans covered by FDIC loss share agreements, which provide 80% Government guaranteed protection against credit risk on those covered assets, were $209 million at March 31, 2011.

Deposits

At March 31, 2011, total deposits were $2.6 billion, an increase of $173 million, or 7.1%, compared to the same period in 2010. The March 31, 2011, deposits include $212 million of deposits in Missouri and Kansas. "We continue to emphasize core deposit growth and were able to achieve more than 22% growth, on average, of non-interest bearing deposits. We are very pleased with our ratio of non-time deposits as a percent of total deposits, which is a very favorable 64%," added May.

Net Interest Income

The Company's net interest income for the first quarter of 2011 increased 9.9% to $26.8 million compared to the same period of 2010. Net interest margin increased 16 basis points to 3.87% from the first quarter of 2010. The increase in both net interest income and margin was primarily due to a higher yield on covered loans acquired through acquisitions compared to the yield on loans in the Company's legacy portfolio.

Non-Interest Income

Non-interest income for the first quarter increased $432,000, or 3.5%, to $12.6 million compared to $12.2 million for the first quarter of 2010. Credit card fees increased $266,000, or 7.2%, due to a higher volume of credit and debit card transactions. Other non-interest income increased by $356,000 over the same period last year primarily due to accretion on assets acquired through FDIC-assisted transactions in 2010. In contrast, non-interest income was negatively impacted by a $444,000 decrease in service charges on deposit accounts, primarily due to lower fee income as a result of regulatory changes related to overdraft charges on point-of-sale transactions.

Non-Interest Expense

Non-interest expense for the first quarter of 2011 was $30.0 million, an increase of $3.2 million, compared to the same period in 2010. "This increase includes $2.7 million in normal operating expense at our Missouri and Kansas regions and $190,000 in merger related costs. Normalizing for these expenses, non-interest expense increased by less than 1%, compared to last year. This modest increase is the result of the implementation of our efficiency initiatives. Obviously, we are beginning to see the positive impact from our efficiency initiatives," according to May. "Initiatives related to revenue enhancements, process improvement and branch staffing levels are well into the implementation phase."

Asset Quality

During 2010, the Company acquired loans and foreclosed real estate ("OREO") through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of such loans and OREO. The loans and OREO covered by the FDIC loss share agreements and the related FDIC loss share indemnification asset were presented in the Company's financial reports as "covered" assets (i.e., covered by the FDIC loss share agreements) with a carrying value equal to the discounted net present value of expected future proceeds. At March 31, 2011, loans covered by loss share were carried at $209 million (net of discount), OREO covered by loss share was carried at $13 million (net of discount) and the FDIC loss share indemnification asset was carried at $59 million. As a result of the FDIC loss share indemnification related to these assets and the discounted net present value method of valuing these assets, such assets are excluded from the computations of the following asset quality ratios, except for their inclusion in total assets.

The Company's allowance for loan losses was $27.9 million at March 31, 2011, or 1.72% of total loans and 144% of non-performing loans. Non-performing assets as a percent of total assets were 1.32% as of March 31, 2011, an increase from 1.12% as of December 31, 2010. Non-performing loans as a percent of total loans were 1.19% as of March 31, 2011, an increase of 36 basis points from 0.83% as of December 31, 2010. These ratios include $2.6 million of Government guaranteed student loans that were over 90 days past due at the end of the quarter. Excluding the guaranteed past due student loans, non-performing assets as a percent of total assets were 1.24% and non-performing loans as a percent of total loans were 1.03%. "The increase in non-performings was primarily related to two classified credits, previously reported as TDRs, moving to a nonaccrual status" commented May. "As a result of this reclassification, non-performing assets, including TDRs, as a percent of total assets were 1.65%, compared to 1.71% at Q4 2010."

Excluding credit cards, the Company's annualized net charge-off ratio was 0.07% for the first quarter of 2011. The credit card annualized net charge-off ratio decreased to 2.06%, compared to 2.71% for the first quarter of 2010. The Company's credit card loss ratio is more than 500 basis points below the most recently published credit card charge-off industry average of over 7.5%.

Capital

At March 31, 2011, stockholders' equity was $400 million, book value per share was $23.06 and tangible book value per share was $19.43. The Company's ratio of stockholders' equity to total assets was 12.2% and its ratio of tangible stockholders' equity to tangible assets was 10.5%, as of March 31, 2011.

"Our exceptional level of capital puts us in the 97th percentile of our peer group and allows us to actively pursue the right opportunities that meet our strategic plan regarding mergers and acquisitions," continued May. As of March 31, 2011, the Company's regulatory capital ratios remain significantly higher than regulatory "well capitalized" guidelines:

	“Well Capitalized”	SFNC
Tier 1 Leverage Ratio	5.00%	11.74%
Tier 1 Risk-Based Capital Ratio	6.00%	20.99%
Total Risk-Based Capital Ratio	10.00%	22.24%

Simmons First National Corporation

Simmons First National Corporation is an eight bank financial holding company with community banks in Pine Bluff, Lake Village, Jonesboro, Rogers, Searcy, Russellville, El Dorado and Hot Springs, Arkansas. The Company's eight banks conduct financial operations from 89 offices, of which 85 are financial centers, in 47 communities in Arkansas, Missouri and Kansas. The Company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

The Simmons First National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4819

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, April 21, 2011. Interested persons can listen to this call by dialing 1-800-854-4175 (United States and Canada only) and asking for the Simmons First National Corporation conference call. A replay of the call will be available through 5:00 p.m. Central Time on April 28, 2011, by dialing 1-800-642-1687. The passcode for the replay is 58112452. In addition, the call will be available live or in recorded version on the Company's website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company's management uses these non-GAAP financial measures in their analysis of the Company's performance. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company's core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation's financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Senior Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$35,923	$33,717	$77,874	$80,883	$61,975
Interest bearing balances due from banks	473,247	418,343	247,300	161,443	365,396
Federal funds sold	-	-	750	2,750	-
Cash and cash equivalents	509,170	452,060	325,924	245,076	427,371
Investment securities - held-to-maturity	501,745	465,183	461,548	436,018	432,004
Investment securities - available-for-sale	119,847	148,479	183,942	224,031	156,096
Mortgage loans held for sale	6,618	17,237	25,383	18,298	6,930
Assets held in trading accounts	7,468	7,577	7,412	7,827	7,521
Loans	1,619,374	1,683,464	1,739,554	1,822,028	1,849,960
Allowance for loan losses	(27,905)	(26,416)	(25,682)	(25,881)	(25,047)
Net loans	1,591,469	1,657,048	1,713,872	1,796,147	1,824,913
Covered assets:
Loans, net of discount	208,774	231,600	38,160	39,346	-
Other real estate owned, net of discount	12,933	8,717	2,650	3,609	-
FDIC indemnification asset	58,520	60,235	9,600	12,614	-
Premises and equipment	82,948	77,199	77,967	76,349	77,408
Foreclosed assets held for sale, net	23,686	23,204	23,903	20,091	18,744
Interest receivable	15,382	17,363	16,884	16,264	16,421
Bank owned life insurance	49,475	49,072	48,662	48,258	47,667
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	2,239	2,463	1,194	1,381	1,568
Other assets	18,511	38,390	20,451	19,211	20,251
Total assets	$3,269,390	$3,316,432	$3,018,157	$3,025,125	$3,097,499

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$459,628	$428,750	$374,494	$358,171	$385,495
Interest bearing transaction accounts and savings deposits	1,217,718	1,220,133	1,146,433	1,172,746	1,167,836
Time deposits less than $100,000	537,070	599,537	483,285	496,809	482,181
Time deposits greater than $100,000	387,000	360,349	377,957	365,868	392,757
Total deposits	2,601,416	2,608,769	2,382,169	2,393,594	2,428,269
Federal funds purchased and securities
sold under agreements to repurchase	107,099	109,139	85,561	84,456	131,750
Short-term debt	718	1,033	1,728	3,202	3,263
Long-term debt	127,344	164,324	136,829	138,893	139,183
Accrued interest and other liabilities	33,266	35,796	27,901	25,836	21,780
Total liabilities	2,869,843	2,919,061	2,634,188	2,645,981	2,724,245

Stockholders' equity:
Preferred stock	-	-	-	-	-
Common stock	173	173	172	172	172
Surplus	114,537	114,040	113,376	112,851	112,250
Undivided profits	284,420	282,646	269,369	265,021	260,310
Accumulated other comprehensive income
Unrealized appreciation on AFS securities	417	512	1,052	1,100	522
Total stockholders' equity	399,547	397,371	383,969	379,144	373,254
Total liabilities and stockholders' equity	$3,269,390	$3,316,432	$3,018,157	$3,025,125	$3,097,499

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$34,869	$71,780	$75,606	$76,983	$75,267
Interest bearing balances due from banks	463,858	400,174	159,996	240,847	290,990
Federal funds sold	583	1,208	3,477	1,044	1,015
Cash and cash equivalents	499,310	473,162	239,079	318,874	367,272
Investment securities - held-to-maturity	493,128	462,328	457,368	421,878	453,740
Investment securities - available-for-sale	120,085	180,634	197,419	228,972	186,503
Mortgage loans held for sale	7,445	27,832	19,842	13,560	5,815
Assets held in trading accounts	7,598	7,615	7,438	7,092	6,968
Loans	1,633,298	1,697,937	1,809,902	1,831,766	1,863,850
Allowance for loan losses	(27,073)	(23,316)	(26,396)	(25,584)	(25,849)
Net loans	1,606,225	1,674,621	1,783,506	1,806,182	1,838,001
Covered assets:
Loans, net of discount	219,956	256,619	38,956	24,074	-
Other real estate owned, net of discount	9,171	12,978	3,056	2,632	-
FDIC indemnification asset	59,777	32,008	12,601	4,544	-
Premises and equipment	80,516	77,876	76,673	77,330	77,939
Foreclosed assets held for sale, net	23,382	23,658	22,540	18,727	9,238
Interest receivable	15,831	18,325	15,451	16,928	17,005
Bank owned life insurance	49,275	48,868	48,463	47,915	42,023
Goodwill	60,605	60,605	60,605	60,605	60,605
Core deposit premiums	2,363	1,612	1,300	1,484	1,684
Other assets	29,784	20,515	18,800	20,415	18,308
Total assets	$3,284,451	$3,379,256	$3,003,097	$3,071,212	$3,085,101

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$436,272	$416,343	$363,599	$366,340	$357,483
Interest bearing transaction accounts and savings deposits	1,216,903	1,239,736	1,143,827	1,176,180	1,166,643
Time deposits less than $100,000	570,426	617,288	493,890	500,070	491,603
Time deposits greater than $100,000	370,004	364,481	366,375	385,736	409,137
Total deposits	2,593,605	2,637,848	2,367,691	2,428,326	2,424,866
Federal funds purchased and securities
sold under agreements to repurchase	114,491	111,594	82,708	98,995	114,376
Short-term debt	865	2,094	3,241	3,455	3,751
Long-term debt	139,728	166,774	137,631	138,375	145,387
Accrued interest and other liabilities	34,480	67,113	27,600	22,890	21,386
Total liabilities	2,883,169	2,985,423	2,618,871	2,692,041	2,709,766
Total stockholders' equity	401,282	393,833	384,226	379,171	375,335
Total liabilities and stockholders' equity	$3,284,451	$3,379,256	$3,003,097	$3,071,212	$3,085,101

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010
(in thousands, except per share data)
INTEREST INCOME
Loans	$24,094	$25,649	$26,934	$26,691	$26,788
Covered loans	4,341	3,127	864	213	-
Federal funds sold	1	3	6	2	4
Investment securities	3,705	4,030	4,182	4,465	4,531
Mortgage loans held for sale, net of unrealized gains (losses)	88	286	210	149	70
Assets held in trading accounts	9	10	7	11	2
Interest bearing balances due from banks	235	234	123	173	191
TOTAL INTEREST INCOME	32,473	33,339	32,326	31,704	31,586
INTEREST EXPENSE
Time deposits	3,134	3,500	3,369	3,522	3,919
Other deposits	1,042	1,156	1,236	1,317	1,518
Federal funds purchased and securities
sold under agreements to repurchase	116	134	126	123	149
Short-term debt	12	13	15	15	15
Long-term debt	1,335	2,260	1,524	1,522	1,573
TOTAL INTEREST EXPENSE	5,639	7,063	6,270	6,499	7,174
NET INTEREST INCOME	26,834	26,276	26,056	25,205	24,412
Provision for loan losses	2,675	3,733	3,407	3,758	3,231
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	24,159	22,543	22,649	21,447	21,181
NON-INTEREST INCOME
Trust income	1,346	1,416	1,343	1,170	1,250
Service charges on deposit accounts	3,857	4,272	4,388	4,739	4,301
Other service charges and fees	806	716	646	671	779
Income on sale of mortgage loans, net of commissions	626	2,033	1,242	932	603
Income on investment banking, net of commissions	600	486	369	776	605
Credit card fees	3,943	4,448	3,972	4,043	3,677
Premiums on sale of student loans	-	-	1,979	545	-
Bank owned life insurance income	403	410	404	566	290
Gain on sale of securities	-	317	-	-	-
Gain on FDIC assisted transactions	-	18,277	-	3,037	-
Other income	1,051	1,286	479	769	695
TOTAL NON-INTEREST INCOME	12,632	33,661	14,822	17,248	12,200
NON-INTEREST EXPENSE
Salaries and employee benefits	17,116	15,692	14,809	15,064	15,166
Occupancy expense, net	2,189	2,176	1,906	1,844	1,882
Furniture and equipment expense	1,589	1,530	1,542	1,526	1,495
Other real estate and foreclosure expense	94	298	304	314	58
Deposit insurance	1,039	914	885	1,059	955
Merger related costs	190	2,034	134	443	-
Other operating expenses	7,758	7,846	7,178	7,026	7,240
TOTAL NON-INTEREST EXPENSE	29,975	30,490	26,758	27,276	26,796
NET INCOME BEFORE INCOME TAXES	6,816	25,714	10,713	11,419	6,585
Provision for income taxes	1,750	9,154	3,093	3,438	1,629
NET INCOME	$5,066	$16,560	$7,620	$7,981	$4,956
BASIC EARNINGS PER SHARE	$0.29	$0.96	$0.45	$0.46	$0.29
DILUTED EARNINGS PER SHARE	$0.29	$0.96	$0.44	$0.46	$0.29

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010
(in thousands)
Tier 1 capital
Stockholders' equity	$399,547	$397,371	$383,969	$379,144	$373,254
Trust preferred securities, net allowable	30,000	30,000	30,000	30,000	30,000
Disallowed intangible assets, net of deferred tax	(49,447)	(49,953)	(48,986)	(49,476)	(50,503)
Unrealized gain on AFS securities	(417)	(512)	(1,052)	(1,100)	(522)

Total Tier 1 capital	379,683	376,906	363,931	358,568	352,229

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	14	7	4	1	8
Qualifying allowance for loan losses	22,700	23,553	23,729	23,737	23,574

Total Tier 2 capital	22,714	23,560	23,733	23,738	23,582

Total risk-based capital	$402,397	$400,466	$387,664	$382,306	$375,811

Risk weighted assets	$1,809,241	$1,879,832	$1,894,845	$1,895,258	$1,882,902

Adjusted average assets for leverage ratio	$3,234,262	$3,327,825	$2,952,227	$3,020,704	$3,033,367

Ratios at end of quarter
Equity to assets	12.22%	11.98%	12.72%	12.53%	12.05%
Tangible common equity to tangible assets	10.50%	10.28%	10.90%	10.70%	10.25%
Tier 1 leverage ratio	11.74%	11.33%	12.33%	11.87%	11.61%
Tier 1 risk-based capital ratio	20.99%	20.05%	19.21%	18.92%	18.71%
Total risk-based capital ratio	22.24%	21.30%	20.46%	20.17%	19.96%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010
(in thousands)
Loan Portfolio - End of Period (1)
Consumer
Credit cards	$176,544	$190,329	$181,774	$180,591	$177,959
Student loans	57,181	61,305	64,989	133,012	153,291
Other consumer	110,954	118,581	123,062	127,343	131,735
Total consumer	344,679	370,215	369,825	440,946	462,985
Real Estate
Construction	142,261	153,772	150,137	153,869	173,080
Single-family residential	358,152	364,442	375,150	386,570	389,257
Other commercial	546,659	548,360	566,370	574,859	592,728
Total real estate	1,047,072	1,066,574	1,091,657	1,115,298	1,155,065
Commercial
Commercial	144,298	150,501	146,258	151,817	155,970
Agricultural	72,205	86,171	121,716	104,247	65,964
Financial institutions	-	-	-	-	4,093
Total commercial	216,503	236,672	267,974	256,064	226,027
Other	11,120	10,004	10,098	9,720	5,883
Total Loans	$1,619,374	$1,683,465	$1,739,554	$1,822,028	$1,849,960

(1) Excludes loans covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Treasury	$4,000	$4,000	$4,000	$4,000	$-
U.S. Government agencies	289,844	249,844	250,927	224,928	221,885
Mortgage-backed securities	75	78	81	84	88
State and political subdivisions	206,896	210,331	205,610	206,076	209,101
Other securities	930	930	930	930	930
Total held-to-maturity	501,745	465,183	461,548	436,018	432,004
Available-for-Sale
U.S. Treasury	-	-	-	300	4,008
U.S. Government agencies	97,830	125,469	166,624	206,497	135,038
Mortgage-backed securities	2,657	2,789	2,993	3,008	2,996
FHLB stock	9,604	11,508	7,549	7,490	7,484
Other securities	9,756	8,713	6,776	6,736	6,570
Total available-for-sale	119,847	148,479	183,942	224,031	156,096
Total investment securities	$621,592	$613,662	$645,490	$660,049	$588,100
Fair value - HTM investment securities	$505,150	$466,907	$469,101	$440,603	$435,810

Investment Securities - QTD Average
Taxable securities	$405,257	$435,839	$448,978	$443,946	$432,736
Tax exempt securities	207,956	207,123	205,809	206,904	207,507
Total investment securities - QTD average	$613,213	$642,962	$654,787	$650,850	$640,243

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010
(in thousands)
Allowance for Loan Losses
Balance, beginning of quarter	$26,416	$25,682	$25,881	$25,047	$25,016
Loans charged off
Credit cards	1,156	1,218	1,329	1,339	1,435
Other consumer	289	560	559	852	500
Real estate	343	1,361	3,548	2,254	2,401
Commercial	95	567	164	288	227
Total loans charged off	1,883	3,706	5,600	4,733	4,563

Recoveries of loans previously charged off
Credit cards	237	225	308	273	229
Other consumer	154	128	150	313	293
Real estate	247	275	1,512	1,169	701
Commercial	59	79	24	54	140
Total recoveries	697	707	1,994	1,809	1,363
Net loans charged off	1,186	2,999	3,606	2,924	3,200
Provision for loan losses	2,675	3,733	3,407	3,758	3,231
Balance, end of quarter	$27,905	$26,416	$25,682	$25,881	$25,047

Non-performing assets (1)
Non-performing loans
Nonaccrual loans
Real estate	$12,872	$8,345	$7,588	$10,930	$8,442
Commercial	1,173	1,314	1,160	1,091	1,673
Consumer	1,546	1,527	1,251	1,403	1,604
Total nonaccrual loans	15,591	11,186	9,999	13,424	11,719
Loans past due 90 days or more
Government guaranteed student loans	2,627	1,736	2,154	3,230	2,464
Other loans	1,117	969	891	644	1,132
Total loans past due 90 days or more	3,744	2,705	3,045	3,874	3,596
Total non-performing loans	19,335	13,891	13,044	17,298	15,315
Other non-performing assets
Foreclosed assets held for sale	23,686	23,204	23,903	20,091	18,744
Other non-performing assets	246	109	104	128	15
Total other non-performing assets	23,932	23,313	24,007	20,219	18,759
Total non-performing assets	$43,267	$37,204	$37,051	$37,517	$34,074
Performing TDRs	$10,653	$19,426	$14,607	$16,101	$15,776

Ratios (1)
Allowance for loan losses to total loans	1.72%	1.57%	1.48%	1.42%	1.35%
Allowance for loan losses to non-performing loans	144.32%	190.17%	196.89%	149.62%	163.55%
Non-performing loans to total loans	1.19%	0.83%	0.75%	0.95%	0.83%
Non-performing assets (including TDRs) to total assets	1.65%	1.71%	1.71%	1.77%	1.61%
Non-performing assets to total assets	1.32%	1.12%	1.23%	1.24%	1.10%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	1.24%	1.07%	1.16%	1.13%	1.02%
Annualized net charge offs to total loans	0.29%	0.70%	0.79%	0.64%	0.70%
Annualized net credit card charge offs to
total credit card loans	2.06%	2.14%	2.24%	2.41%	2.71%
Annualized net charge offs to total loans
(excluding credit cards)	0.07%	0.52%	0.63%	0.45%	0.48%
Past due loans >30 days (excluding nonaccrual)	1.41%	0.95%	0.74%	0.56%	1.02%

(1) Excludes assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010

ASSETS

Earning Assets
Interest bearing balances due from banks	0.21%	0.23%	0.31%	0.29%	0.27%
Federal funds sold	0.70%	0.99%	0.68%	0.77%	1.60%
Investment securities	3.27%	3.24%	3.29%	3.52%	3.66%
Mortgage loans held for sale	4.79%	4.08%	4.20%	4.41%	4.88%
Assets held in trading accounts	0.48%	0.52%	0.37%	0.62%	0.12%
Loans, including covered loans (1)	6.23%	5.84%	5.97%	5.82%	5.83%
Total interest earning assets	4.64%	4.52%	4.94%	4.77%	4.74%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.35%	0.37%	0.43%	0.45%	0.53%
Time deposits	1.35%	1.41%	1.55%	1.59%	1.76%
Total interest bearing deposits	0.79%	0.83%	0.91%	0.94%	1.07%
Federal funds purchased and securities
sold under agreement to repurchase	0.41%	0.48%	0.60%	0.50%	0.53%
Short-term debt	5.63%	2.46%	1.84%	1.74%	1.62%
Long-term debt	3.87%	5.38%	4.39%	4.41%	4.39%
Total interest bearing liabilities	0.95%	1.12%	1.12%	1.13%	1.25%

NET INTEREST MARGIN/SPREAD

Net interest spread	3.69%	3.40%	3.82%	3.64%	3.49%
Net interest margin - quarter-to-date	3.87%	3.60%	4.02%	3.83%	3.71%
Net interest margin - year-to-date	3.87%	3.78%	3.85%	3.77%	3.71%

(1) Covered loans are loans covered by FDIC loss share agreements.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010
(in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.29	$0.96	$0.44	$0.46	$0.29
Core earnings (excludes nonrecurring items) (non-GAAP)	5,181	6,856	7,701	6,528	4,956
Diluted core earnings per share (non-GAAP)	0.30	0.40	0.44	0.38	0.29
Cash dividends declared per common share	0.19	0.19	0.19	0.19	0.19
Cash dividends declared - amount	3,292	3,282	3,273	3,270	3,266
Return on average stockholders' equity	5.12%	16.68%	7.87%	8.44%	5.36%
Return on tangible equity	6.24%	19.97%	9.52%	10.24%	6.58%
Return on average assets	0.63%	1.94%	1.01%	1.04%	0.65%
Net interest margin (FTE)	3.87%	3.60%	4.02%	3.83%	3.71%
FTE adjustment - investments	1,239	1,216	1,243	1,245	1,250
FTE adjustment - loans	13	14	14	14	16
Amortization of intangibles	224	211	187	187	201
Amortization of intangibles, net of taxes	136	128	114	114	127
Average shares outstanding	17,296,684	17,255,366	17,220,572	17,199,705	17,139,732
Average earning assets	2,945,951	3,034,347	2,694,398	2,769,233	2,808,881
Average interest bearing liabilities	2,412,417	2,501,967	2,227,672	2,302,811	2,330,897

YEAR-TO-DATE
Diluted earnings per share	$0.29	$2.15	$1.19	$0.75	$0.29
Core earnings (excludes nonrecurring items) (non-GAAP)	5,181	26,041	19,185	11,484	4,956
Diluted core earnings per share (non-GAAP)	0.30	1.51	1.11	0.67	0.29
Cash dividends declared per common share	0.19	0.76	0.57	0.38	0.19
Return on average stockholders' equity	5.12%	9.69%	7.24%	6.92%	5.36%
Return on tangible equity	6.24%	11.71%	8.80%	8.43%	6.58%
Return on average assets	0.63%	1.18%	0.90%	0.85%	0.65%
Net interest margin (FTE)	3.87%	3.78%	3.85%	3.77%	3.71%
FTE adjustment - investments	1,239	4,954	3,738	2,495	1,250
FTE adjustment - loans	13	58	44	30	16
Amortization of intangibles	224	786	575	388	201
Amortization of intangibles, net of taxes	136	483	355	241	127
Average shares outstanding	17,296,684	17,204,200	17,186,957	17,169,872	17,139,732
Average diluted shares outstanding	17,329,740	17,264,900	17,248,878	17,237,990	17,212,980
Average earning assets	2,945,951	2,826,718	2,757,509	2,789,058	2,808,881
Average interest bearing liabilities	2,412,417	2,340,838	2,287,127	2,316,854	2,330,897

END OF PERIOD
Book value per share	$23.06	$23.01	$22.28	$22.03	$21.72
Tangible book value per share	19.43	19.36	18.70	18.43	18.10
Shares outstanding	17,327,601	17,271,594	17,230,920	17,209,973	17,186,263
Full-time equivalent employees	1,082	1,075	1,029	1,045	1,057
Total number of ATM's	103	103	93	93	93
Total number of financial centers	85	85	76	76	84
Parent company only - investment in subsidiaries	372,773	370,402	322,730	319,814	305,182
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2011	2010	2010	2010	2010
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$5,066	$16,560	$7,620	$7,981	$4,956
Nonrecurring items
Gain on FDIC assisted transactions	-	(18,277)	-	(3,037)	-
Merger related costs	190	2,034	134	443	-
Gains from sale of securities (1)	-	(318)	-	-	-
FHLB prepayment penalties (2)	-	594	-	-	-
Branch right sizing	-	-	-	372	-
Tax effect (3)	(75)	6,263	(53)	769	-
Net nonrecurring items	115	(9,704)	81	(1,453)	-
Core earnings (non-GAAP)	$5,181	$6,856	$7,701	$6,528	$4,956

Diluted earnings per share	$0.29	$0.96	$0.44	$0.46	$0.29
Nonrecurring items
Gain on FDIC assisted transactions	-	(1.05)	-	(0.18)	-
Merger related costs	0.01	0.12	-	0.03	-
Gains from sale of securities (1)	-	(0.02)	-	-	-
FHLB prepayment penalties (2)	-	0.03	-	-	-
Branch right sizing	-	-	-	0.02	-
Tax effect (3)	-	0.36	-	0.05	-
Net nonrecurring items	0.01	(0.56)	-	(0.08)	-
Diluted core earnings per share (non-GAAP)	$0.30	$0.40	$0.44	$0.38	$0.29

YEAR-TO-DATE
Net Income	$5,066	$37,117	$20,557	$12,937	$4,956
Nonrecurring items
Gain on FDIC assisted transactions	-	(21,314)	(3,037)	(3,037)	-
Merger related costs	190	2,611	577	443	-
Gains from sale of securities (1)	-	(318)	-	-	-
FHLB prepayment penalties (2)	-	594	-	-	-
Branch right sizing	-	372	372	372	-
Tax effect (3)	(75)	6,979	716	769	-
Net nonrecurring items	115	(11,076)	(1,372)	(1,453)	-
Core earnings (non-GAAP)	$5,181	$26,041	$19,185	$11,484	$4,956

Diluted earnings per share	$0.29	$2.15	$1.19	$0.75	$0.29
Nonrecurring items
Gain on FDIC assisted transactions	-	(1.23)	(0.18)	(0.18)	-
Merger related costs	0.01	0.15	0.03	0.03	-
Gains from sale of securities (1)	-	(0.02)	-	-	-
FHLB prepayment penalties (2)	-	0.03	-	-	-
Branch right sizing	-	0.02	0.02	0.02	-
Tax effect (3)	-	0.41	0.05	0.05	-
Net nonrecurring items	0.01	(0.64)	(0.08)	(0.08)	-
Diluted core earnings per share (non-GAAP)	$0.30	$1.51	$1.11	$0.67	$0.29

(1) Gains from sale of securities marked for sale at time of FDIC assisted transaction.
(2) Penalties for prepayment of FHLB advances marked for sale at time of FDIC assisted transaction.
(3) Effective tax rate of 39.225%; 2010 adjusted for additional fair value deduction related to donation of closed branch.